Exhibit 1.1

[•] Shares

HEXION SPECIALTY CHEMICALS, INC.

Common Stock

UNDERWRITING AGREEMENT

May [•], 2006

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Hexion Specialty Chemicals, Inc., a New Jersey corporation (the “Company”), proposes to issue and sell [•] shares of its Common Stock, par value $0.01 per share (the “Securities”), and Hexion LLC (the “Selling Stockholder”) proposes to sell [•] outstanding shares of the Securities (such [•] shares of Securities being hereinafter referred to as the “Firm Securities”). The Selling Stockholder also proposes to sell to the Underwriters, at the option of the Underwriters, not more than [•] additional outstanding shares of the Company’s Securities, as set forth below (such [•] additional shares being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (“Credit Suisse” or the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [•] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company and the Selling Stockholder hereby agree with the several Underwriters named in Schedule A hereto (the “Underwriters”) as follows:

2. Representations and Warranties of the Company and the Selling Stockholder. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement (No. 333-124287) (“initial registration statement”) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been or may be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 (“Act”). “Initial Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C (“Rule 430C”) under the Act or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act and that in any case has not then been superseded or modified. “Additional Registration Statement” as of any time means the additional registration statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b) and that in any case has not then been superseded or modified. The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. “Registration Statement” as of any time means the Initial Registration Statement and any Additional Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A (“Rule 430A”) under the Act shall be considered to be included in such Registration Statement as of the time specified in Rule 430A. As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. For purposes of this Agreement, “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. “Statutory Prospectus” as of any time means the prospectus included in a Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free

Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 1 to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means        :00 [a/p]m (Eastern time) on the date of this Agreement.

(ii) On the (A) Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) At the (A) time of initial filing of the Initial Registration Statement and (B) date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectuses issued at or prior to the Applicable Time and the preliminary prospectus, dated May [•], 2006 (which is the most recent Statutory Prospectus distributed to investors generally) and the price to the public and the number of shares offered on the cover page of the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify Credit Suisse and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) The Company has been duly incorporated and is an existing corporation or company in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vii) Each subsidiary of the Company listed on Schedule B has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate (or similar organizational) power and authority to own its properties and conduct its business as described in the General Disclosure Package except where the failure to be so incorporated, formed with the corporate (or similar organizational) power or authority or qualified to do business or in good standing would not individually or in the aggregate have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule B is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable except where the failure to be so duly authorized, fully paid and nonassessable would not individually or in the aggregate have a Material Adverse Effect; and the capital stock or other ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except (A) as disclosed in the General Disclosure Package, (B) liens, encumbrances or defects in place as of the date hereof or to be in place as of the Closing Date (as defined below) or thereafter in connection with or as permitted by (i) the existing indentures governing the outstanding indebtedness of the Company and (ii) the credit agreement governing the Company’s $1,900 million senior secured credit facilities (the “Senior Facilities”) or (C) as would not have a Material Adverse Effect. The foregoing representation is made after reasonable consultation with counsel having responsibility for the matters covered thereby.

(viii) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and (in the case of the Offered Securities, when issued, delivered and paid for in accordance with the terms of this Agreement on each Closing Date) validly issued, fully paid and nonassessable, will be consistent with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(ix) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to any Registration Statement other than (A) the registration rights agreement among the Company and the other parties thereto dated as of August 12, 2004 (the “Original Registration Rights Agreement”), (B) the registration rights agreement among the Company and the other parties thereto dated as of May 20, 2005 (the “New Registration Rights Agreement”), (C) the registration rights agreement among Hexion Escrow Corp. and the other parties thereto dated as of May 20, 2005 (the “PIK Registration Rights Agreement”), (D) the registration rights agreement by and between the Company and Hexion LLC dated as of May 31, 2005 and (E) the Amended and Restated Investor Rights Agreement by and among the Company, Hexion LLC, Apollo Management, LP and the other parties thereto dated as of May 31, 2005.

(xi) The Securities have been approved for listing subject to notice of issuance on The New York Stock Exchange.

(xii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities, except (i) such as have been obtained and made on or prior to the Closing Date, (ii) such as may be required under the Act, the Securities Exchange Act of 1934 (the “Exchange Act”), the Rules and Regulations, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and (iii)

such consents, approvals, authorizations, or orders as would not adversely affect the Underwriters and as would not have a Material Adverse Effect. The foregoing representation is made after reasonable consultation with counsel having responsibility for the matters covered thereby.

(xiii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound, which is material to the Company or its subsidiaries, taken as a whole, or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (i) and (ii) where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement. The foregoing representation is made after reasonable consultation with counsel having responsibility for the matters covered thereby.

(xiv) This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Except as disclosed in the General Disclosure Package and except as contemplated by the Senior Facilities, the indentures governing the Company’s outstanding indebtedness and the security documents, collateral arrangements and intercreditor agreements relating thereto and Permitted Liens (as defined in the applicable indentures), the Company and its subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, other than those exceptions that would not have a Material Adverse Effect.

(xvi) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except for the lack of which would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xvii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xviii) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them except for the lack of which would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries to the best knowledge of the Company is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xx) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Offered Securities; and to the best knowledge of the Company no such actions, suits or proceedings are threatened. The foregoing representation is made after reasonable consultation with counsel having responsibility for the matters covered thereby.

(xxi) (A) The financial statements with respect to Borden Chemical, Inc. (“BCI”) and its consolidated subsidiaries and Hexion Specialty Chemicals Canada, Inc. (“Hexion Canada”) and its consolidated subsidiaries included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of BCI and its consolidated subsidiaries and Hexion Canada and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in such Registration Statement and General Disclosure Package;

(B) The financial statements with respect to the Company and its consolidated subsidiaries included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in such Registration Statement and the General Disclosure Package and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(C) The financial statements with respect to the Resins, Inks and Monomers Business of Eastman Chemical Company (the “RSM Business”) included in each Registration Statement and the General Disclosure Package

present fairly in all material respects the financial position of the RSM Business as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in such Registration Statement and the General Disclosure Package.

(D) The financial statements with respect to Bakelite Aktiengesellschaft (“Bakelite”) included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of Bakelite as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in such Registration Statement and the General Disclosure Package.

(E) The assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein and the related pro forma columns therein reflect the proper applications of those adjustments to the corresponding historical financial statement amounts.

(xxii) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements of the Company included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxiii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” or a “business development company”, in each case as defined in the Investment Company Act of 1940.

(xxiv) The Company represents and warrants to the Underwriters that (i) the Registration Statement, the Prospectus, any Statutory Prospectus and any Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, any Statutory Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

(xxv) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xxvi) Schedule B hereto includes all direct and indirect significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X of the Exchange Act, of the Company (each a “Significant Subsidiary” and collectively the “Significant Subsidiaries”). Schedule C hereto includes all such Significant Subsidiaries that are guarantors of the Company’s debt.

(xxvii) The descriptions in the General Disclosure Package of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects. The foregoing representation is made after reasonable consultation with counsel having responsibility for the matters covered thereby.

(xxviii) The Company maintains and will maintain disclosure controls and procedures (as defined in Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(xxix) The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.

(b) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:

(i) On each Closing Date hereinafter mentioned the Selling Stockholder will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date and the Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on each Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will receive valid title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date free and clear of any lien, security interest or other encumbrance, including, without limitation, any restriction on transfer, granted, created or expressly consented to by such Selling Stockholder.

(ii) On the (A) Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement and, at the time of filing of the

Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus do not include, or will not include, any untrue statement of a material fact or do not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the representations and warranties in this section 2(b)(ii) shall apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based upon written information furnished to the Company by such Selling Stockholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by the Selling Stockholder specifically for use therein is that information described in Section 8(b) of this Agreement.

(iii) As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, notwithstanding the foregoing, the representation and warranty in this section 2(b)(iii) shall apply only to the extent that any statements in or omissions from the General Disclosure Package or any Limited Use Issuer Free Writing Prospectus are based upon written information furnished to the Company by the Selling Stockholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by the Selling Stockholder specifically for use therein or the Statutory Prospectus is that information described in Section 8(b) of this Agreement.

(iv) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Selling Stockholder agree, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $[•] per share, the number of Firm Securities set forth below the caption “Company” or “Selling Stockholder”, as the case may be, and opposite the name of such Underwriter in Schedule A hereto.

The Company and the Selling Stockholder will deliver their respective Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company in the case of [•] shares of Firm Securities and Hexion LLC in the case of [•] shares of Firm Securities, at the office of Cravath, Swaine & Moore LLP, at 10:00 A.M., New York time, on May [•], 2006, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Credit Suisse given to the Company and the Selling Stockholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company and the Selling Stockholder.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be at least two business days (but only in the case of each Optional Closing Date that is not the First Closing Date) and not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of Hexion LLC, at the above office of Cravath, Swaine & Moore LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Stockholder. The Company agrees with the several Underwriters and the Selling Stockholder that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Credit Suisse, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise Credit Suisse promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse.

(b) The Company will advise Credit Suisse promptly of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise Credit Suisse promptly of the effectiveness of any Additional

Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Credit Suisse of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Credit Suisse’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholder will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and will continue such qualifications in effect so long as required for the distribution; provided that in connection therewith, the Company will not be required to qualify as a foreign corporation or dealer or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in excess of a nominal amount in any jurisdiction where it is not then subject.

(g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Credit Suisse may reasonably request.

(h) The Company will use the net proceeds from the sale of the Offered Securities in substantially the manner described in the General Disclosure Package each under the caption “Use of Proceeds”.

(i) For the period specified below (the “Company Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse, except (i) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options or deferred compensation pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (iii) issuances of Securities pursuant to the Company’s dividend reinvestment plan, (iv) issuances of securities (or options, warrants or convertible securities in respect thereof) in connection with a bona fide merger or acquisition transaction; provided that such securities (or such options, warrants or convertible securities) so issued are subject to the terms of a lock-up letter having provisions substantially the same as the lock-up letters described in Section 7(q) of this Agreement, (v) the sale to the Underwriters of the Offered Securities pursuant to this Agreement, (vi) the filing by the Company with the Commission of any Registration Statement on Form S-8; provided that the Company shall use its commercially reasonable efforts to cause any (1) executive officer, (2) director or (3) stockholder or option-holder of more than one-percent of shares of Securities (or any securities convertible thereinto or exchangeable or exercisable therefor) who receives securities registered pursuant to this sub-clause (vi) to be subject to the restrictions described in clause 5(k) for the Company Lock-Up Period and (vii) the issuance of securities as contemplated by Section 4.1 of the Transaction Agreement dated as of April 22, 2005 (the “Transaction Agreement”) among the Company and the other parties thereto; provided that the Company shall cause any securities issued pursuant to this sub-clause (vii) to otherwise be subject to the lock-up provisions of Section 5(k). The initial Company Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the date of the commencement of the public offering of the Securities or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Company Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Company Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Company Lock-Up Period, then in each case the Company Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Company Lock-Up Period.

(j) The Company and the Selling Stockholder agree with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling

Stockholder of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Notwithstanding anything to the contrary contained in this paragraph, the Company and the Underwriters each agree to pay 50% of the cost relating to a chartered aircraft to be used by the Underwriters and the Company in connection with such meetings with prospective purchasers. It is understood, however, that except as provided in this Section 5 and Sections 8, 9, 10 and 11, the Underwriters will pay all of their respective costs and expenses, including, without limitation, fees and disbursements of their counsel, transfer taxes payable on the resale of the Offered Securities by them and any advertising expenses created by the Underwriters in connection with the issuance and resales of the Offered Securities.

(k) The Selling Stockholder agrees, during the period specified below (the “Selling Stockholder Lock-Up Period”), not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse, except (i) any transfer of Securities (or any securities convertible thereinto or exchangeable or exercisable therefor) to any of the following transferees who agree to be bound in writing by the lock-up provisions of this Section 5(k) prior to such transfer and who receive such Securities in a transfer not involving a disposition for value: (A) any donee of one or more bona fide gifts of Securities; (B) any trust for the direct or indirect benefit of the locked-up party or a family member whose familial relation is not more remote than first cousin, whether by blood, marriage or adoption; (C) any beneficiary pursuant to a will or other testamentary document or applicable laws of descent who will remain subject to the lock-up; (D) if the transferor is an investment fund entity that is a limited partnership, limited liability company or equivalent foreign entity (an “Investment Fund Entity”), any transfers of Securities to any other Investment Fund Entity under the control of any such transferor or under the control of the general partner or managing member of such transferor; and/or (E) with respect to the Selling Stockholder, any transfers of Securities to the partners, members or stockholders of the Selling Stockholder and (ii) the issuance of securities as contemplated by Section 4.1 of the Transaction Agreement; provided that such securities issued pursuant to this sub-clause (ii) shall otherwise be subject to the lock-up provisions of this Section 5(k); provided further, however, it is understood and hereby agreed that (1) with respect to any securities involved in any transfers pursuant to the exceptions in (A), (B) or (C) of sub-clause (i) above, no filing by any party (transferor or transferee) under the Exchange Act shall be required or voluntarily made in connection with such transfer (other than on Form 5 under the Exchange Act), (2) with respect to any securities involved in any transfers pursuant to the exceptions in (D) or (E) of sub-clause (i) above, the transferor shall give notice to CS prior to the filing of any reports on Form 4 under the Exchange Act in connection with such transfer and (3) any transfers or issuances of Securities pursuant to the exceptions in (i) and (ii) above, in each case, shall remain subject to the lock-up following any such transfer or issuance for the duration of the Selling Stockholder Lock-Up Period. The initial Selling Stockholder Lock-Up Period will commence on the date of the Lock-Up Agreement (in the form previously agreed upon by the Selling Stockholder and Credit Suisse) and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Securities; provided, however, that if (1) during the last 17 days of the initial Selling Stockholder Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Selling Stockholder Lock-up Period, the company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Selling

Stockholder Lock-Up Period, then in each case the Selling Stockholder Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.

(l) The Company will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the sale of Directed Shares in foreign jurisdictions in the Directed Share Program.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and otherwise in form and substance satisfactory to the Representatives, concerning the financial information with respect to the Company set forth in the Registration Statements and the General Disclosure Package.

(b) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and otherwise in form and substance satisfactory to the Representatives, concerning the financial information with respect to BCI and Hexion Canada set forth in the Registration Statements and the General Disclosure Package.

(c) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and otherwise in form and substance satisfactory to the Representatives, concerning the financial information with respect to the RSM Business set forth in the Registration Statements and the General Disclosure Package.

(d) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and otherwise in form and substance satisfactory to the Representatives, concerning the financial information with respect to Bakelite set forth in the Registration Statements and the General Disclosure Package.

For purposes of subsections (a) through (d) above, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time, and “Prospectus” shall mean the prospectus included in the Registration Statements.

(e) If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Credit Suisse. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(f) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook (provided, that each Underwriter severally acknowledges the current ratings assigned to such securities and further acknowledges that such securities are, as of the date of this Agreement, subject to a “negative outlook” by such rating organizations); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any material suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any general banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(g) The Representatives shall have received an opinion, dated such Closing Date, of O’Melveny & Myers LLP, counsel for the Company, substantially in the form as set forth on Exhibit A hereto.

(h) The Representatives shall have received an opinion, dated such Closing Date, of O’Melveny & Myers LLP, counsel for the Selling Stockholder, substantially in the form as set forth on Exhibit B hereto.

(i) The Underwriters shall have received an opinion dated the Closing Date, of Ellen German Berndt, Associate General Counsel and Corporate Secretary for the Company, substantially in the form as set forth on Exhibit C hereto.

(j) The Underwriters shall have received an opinion dated the Closing Date, of Connell Foley LLP, special New Jersey counsel for the Company, substantially in the form as set forth on Exhibit D hereto.

(k) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by New Jersey law upon the opinion of Connell Foley LLP referred to above.

(l) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Applicable Time; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(m) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(n) The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP that meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(o) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP that meets the requirements of subsection (c) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(p) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft that meets the requirements of subsection (d) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(q) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company.

(r) To avoid a 28% backup withholding tax the Selling Stockholder will deliver to Credit Suisse a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Selling Stockholder and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, however, that the Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information provided by the Selling Stockholder expressly for use therein, it being understood that the only such information furnished by the Selling Stockholder consists of the statements relating to the Selling Stockholder under the caption “Principal and Selling Shareholders” in any Registration Statement at any time, Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus; and provided further, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Securities by the Selling Stockholder hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the Selling Stockholder and their respective directors and officers and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the seventh, thirty-second and thirty-fourth paragraphs under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above or Section 10. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above or Section 10, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above or Section 10 (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling

Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. Benefits received by the QIU (as hereinafter defined) in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the QIU in its capacity as “qualified independent underwriter” shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholder under this Section or Section 10 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU and each broker-dealer affiliate of any Underwriter or the QIU within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse, the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Qualified Independent Underwriter. The Company hereby confirms that at its request Citigroup Global Markets Inc. has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities. Without limitation of and in addition to its obligations under the other paragraphs of Section 8, the Company and the Selling Stockholder will severally and not jointly indemnify and hold harmless the QIU, its partners, members, directors, officers and its affiliates and each person, if any, who controls the QIU within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; and provided, further, that the Selling Stockholder shall only be subject to liability under this Section to the extent such liability arises out of or is based upon any untrue statement or alleged untrue statement or upon an omission or alleged omission made in reliance on and in conformity with written information provided by the Selling Stockholder expressly for use therein, it being understood that the only such information furnished by the Selling Stockholder consists of the statements relating to the Selling Stockholder under the caption “Principal and Selling Shareholders” in any Registration Statement at any time, Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing; and provided, further, that the liability under this Section of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholder, and the Underwriters pursuant to Section 9 and the obligations of the Company, the Selling Stockholder pursuant to Section 10 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(f), the Company and the Selling Stockholder will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at Hexion Specialty Chemicals, Inc., 180 East Broad Street, Columbus, Ohio 43215, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company and the Selling Stockholder jointly and severally acknowledge and agree that:

(a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, the Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholder on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Selling Stockholder have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholder and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Company or the Selling Stockholder, including stockholders, employees or creditors of the Company or the Selling Stockholder.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HEXION LLC

by
Name:
Title:

HEXION SPECIALTY CHEMICALS, INC.

by
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

BY CREDIT SUISSE SECURITIES (USA) LLC

by
Name:
Title:

BY GOLDMAN, SACHS & CO.

by
Name:
Title:

BY J.P. MORGAN SECURITIES INC.

by
Name:
Title:

BY LEHMAN BROTHERS INC.

by
Name:
Title:

SCHEDULE A

	Number of Firm Securities to Be Sold By		Total Number of Firm Securities to be Purchased
Underwriter	Company	Selling Stockholder

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. Incorporated

UBS Securities LLC

William Blair & Company, L.L.C.

KeyBanc Capital Markets, a division of McDonald Investments Inc.

Total

SCHEDULE B

Subsidiaries of Hexion Specialty Chemicals, Inc.1

Parent owns more than 50% of the effective voting power or equity interest of:

Alba Adesivos Industria E Comercio Ltda.

Asia Dekor Borden (Heyuan) Chemical Company Limited

Asia Dekor Borden (Hong Kong) Chemical Company

Bakelite Polymers U.K. Ltd.

Bexley Finance S.A.

Borden Chemical Foundry, Inc.

Borden Chemical Holdings (Caojing) Limited

Borden Chemical Holdings (Heyuan) Limited

Borden Chemical Holdings (Panama) S.A.

Borden Chemical International, Inc.

Borden Chemical Investments, Inc.

Borden Chemical Philippines, Inc.

Borden Chemical Resinas, Panama, S.R.L.

Borden Industrial Resins Trading (Shanghai) Co., Ltd.

Borden International Holdings Limited

Borden Luxembourg S.a r.l.

Borden UV Coatings (Shanghai) Co., Ltd.

Borden UV Coatings Holdings (Shanghai) Limited

Fujian Nanping Lawter International Co., Ltd.

HA-International, LLC

Hattrick (Barbados) Finco SRL

Hexion Adesivos Industria e Comerico Ltda.

Hexion Cl Holding Company (China) LLC

Hexion Nova Scotia Finance, ULC

Hexion Quimica Industria e Comercio Ltda.2

Hexion Quimica S.A.3

Hexion Specialty Chemicals Asua SL

Hexion Specialty Chemicals S.A.4

Hexion Specialty Chemicals Pty Ltd

Hexion Specialty Chemicals Somersby Pty Ltd.

Hexion Specialty Chemicals S.r.l.

Hexion Specialty Chemicals Sdn. Bhd.

Hexion Specialty Chemicals B.V.

Hexion Specialty Chemicals BVBA5

Hexion Specialty Chemicals Canada, Inc.

Hexion Specialty Chemicals Clayton Ltd

Hexion Specialty Chemicals France SA

Hexion Specialty Chemicals GmbH6

Hexion Specialty Chemicals Hamburg GmbH

Hexion Specialty Chemicals Holdings (China) Limited7

Hexion Specialty Chemicals lberica, S.A.8

[1]	Conformed to the Subsidiaries’ List that was filed with Amendment No. 7 to the S-1. Hexion to further update or confirm.

[2]	Formerly Borden Quimica Industria e Comercio Ltda.

[3]	Formerly Compania Quimica Borden S.A.

[4]	Formerly Borden Chimie S.A.

[5]	Formerly Lawter International BVBA

[6]	Formerly Bakelite Aktiengesellschaft

[7]	Formerly Borden Chemical Holdings (China) Limited

Hexion Specialty Chemicals Italia S.p.A.9

Hexion Specialty Chemicals Japan K.K.10

Hexion Specialty Chemicals Korea Company Limited11

Hexion Specialty Chemicals Leuna GmbH

Hexion Specialty Chemicals Oy12

Hexion Specialty Chemicals Pardubice S.r.o.13

Resolution Research Belgium SA

Hexion Specialty Chemicals Samusakorn Ltd.

Hexion Specialty Chemicals SG.Petani SDN. BHD.

Hexion Specialty Chemicals Singapore Pte. Ltd.

Hexion Specialty Chemicals Stanlow Limited

Hexion Specialty Chemicals Stuttgart GmbH14

Hexion Specialty Chemicals Sweden AB

Hexion Specialty Chemicals UK Limited

Hexion Specialty Chemicals, a.s.15

Hexion U.S. Finance Corp.

Hexion Specialty Chemicals Barbastro S.A.16

Hexion Specialty Chemicals Wesseling GmbH17

HSC Capital Corporation18

J E Ridnell Pty. Ltd.

Jiangsu Funing Eastman International Co. Ltd.

Tianjin Hexion Specialty Chemicals Co., Ltd.19

Lawter International Inc.

National Borden Chemical Germany GmbH.

Oilfield Technology Group, Inc.

Resolution Holdings B.V.

Resolution Italia S.R. L.20

Resolution Research Nederland B.V.

Resolution Specialty Materials Rotterdam B.V.

Resolution Specialty Materials Sweden Holdings AB

RSM Europe B.V.

Servicios Factoria Barbastro, S.A.

[8]	Formerly Bakelite lberica, S.A.

[9]	Bakelite Italia S.p.A.

[10]	Formerly Resolution Japan K.K.

[11]	Formerly Bakelite Korea Co., Ltd.

[12]	Formerly Bakelite OY

[13]	Formerly Bakelite S.r.o.

[14]	Formerly MGS Kunstharzprodukte GmbH

[15]	Formerly RSM Chemacryl, a.s.

[16]	Formerly Resolution Iberica Performance Products S.A.

[17]	Formerly Resolution Deutschland GmbH

[18]	Formerly RPP Capital Corporation

[19]	Formerly Lawter (Tianjin) Chemical Co., Ltd.

[20]	Resolution Italia S.R.L. is being dissolved.

2

SCHEDULE C

Significant Subsidiaries of Hexion Specialty Chemicals, Inc.

Borden Chemical Foundry, Inc.

Borden Chemical Investments, Inc.

Hexion CI Holding Company (China) LLC

Borden Chemical International, Inc.

Oilfield Technology Group, Inc.

Hexion U.S. Finance Corp.

HSC Capital Corporation

Lawter International Inc.

SCHEDULE 1

EXHIBIT A

Matters to be Addressed in the Opinion of

O’Melveny & Myers LLP, Counsel to the Company

EXHIBIT B

Matters to be Addressed in the Opinion of

O’Melveny & Myers LLP, Counsel to the Selling Stockholder

EXHIBIT C

Matters to be Addressed in the Opinion of

Ellen German Berndt, Associate General Counsel and Corporate Secretary for the Company

EXHIBIT D

Matters to be Addressed in the Opinion of

Connell Foley LLP, Special New Jersey Counsel for the Company